United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2014
AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 12, 2014, ACSH Urgent Care Holdings, LLC (the "Buyer"), a Delaware limited liability company and wholly-owned subsidiary of American CareSource Holdings, Inc. (the "Company"), entered into a Stock Purchase Agreement (the "Purchase Agreement") with Jason C. Junkins, M.D. (the "Seller"), pursuant to which Buyer acquired all of the issued and outstanding shares of common stock of Mid-South Urgent Care, Inc., an Alabama corporation, and through which the Seller operates an urgent care, walk-in medical business at three urgent care centers located in Alabama.  The aggregate purchase price for the transaction was $1,500,000 (subject to certain adjustments set forth in the Purchase Agreement), payable in cash and a $150,000 promissory note (the "Promissory Note") executed by Buyer in favor of Seller.  The Promissory Note is payable in two equal principal installments of $75,000, plus accrued interest at the rate of 5% per annum, on the first and second annual anniversaries of the closing date.  In connection with the transaction, the Company entered into a guaranty in favor of Seller (the "Guaranty"), pursuant to which the Company agreed to guarantee all payment and performance obligations of Buyer under the Promissory Note.

In connection with the transaction, Buyer and Seller entered into an employment agreement and negative covenant agreement, which provide, among things, that Seller will be paid an annual base salary of $225,000 and certain other benefits, and that Seller agrees to be bound by certain two-year non-compete and non-solicitation provisions following termination of employment, as well as by certain confidentiality obligations.  In addition, the Company entered into an option agreement with Seller, pursuant to which Seller was granted stock options to purchase (i) 10,000 shares of common stock of the Company which vest ratably over a five-year period commencing on the closing date, and which are subject, among other things, to Seller's continued employment with Buyer or its affiliates and (ii) an additional 15,000 shares of common stock of the Company, granted as consideration for the performance of Seller's future services related to the development of a clinic to be located in Springville, Alabama (the "Springville Clinic"), half of which will vest, if at all, on the date the Springville Clinic is opened for business and the remainder will vest, if at all, on the date the aggregate after-tax profit attributable to the Springville Clinic (excluding all amounts collected from governmental sources) equals the aggregate costs incurred in connection with the purchase, development, and operation of the Springville Clinic.

The foregoing description of the Purchase Agreement and related exhibits is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

A copy of the press release, dated September 16, 2014, announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Promissory Note and Guaranty are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of September 12, 2014, between ACSH Urgent Care Holdings, LLC and Jason C. Junkins, M.D.

99.1	Press Release, dated September 16, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN CARESOURCE HOLDINGS, INC.

Date:	September 18, 2014	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer